Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42597) pertaining to the Georgia-Pacific Corporation Salaried 401(k) Plan of our report dated June 17, 2004, with respect to the financial statements and schedule of the Georgia-Pacific Corporation Salaried 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Atlanta, Georgia June 23, 2004